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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):

                                  June 1, 1997


                           SmarTalk TeleServices, Inc.
             (Exact name of registrant as specified in its charter)


                                   California
                    (State or jurisdiction of incorporation)


         0-21579                                      95-4502740
(Commission File Number)                    (IRS Employer Identification No.)



1640 South Sepulveda Boulevard, Suite 500, Los Angeles, CA            90025
(Address of principal executive offices)                           (Zip Code)


                                 (310) 444-8800
                         (Registrant's Telephone Number)



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Item 2.  Acquisition

         On June 1, 1997, SmarTalk TeleServices, Inc., a California corporation (the "Company"), acquired GTI Telecom, Inc., a Florida corporation ("GTI"), pursuant to a Stock Purchase Agreement (the "Agreement"), dated as of May 31, 1997, by and among the Company, GTI, Waterton Investment Group I, LLC, a Delaware limited liability company (the "Preferred Stockholder"), and William R. Harger, an individual (the "Common Stockholder"), pursuant to which GTI became a wholly-owned subsidiary of the Company.

         Pursuant to the Agreement, the Company purchased all outstanding common and preferred shares of GTI. In consideration for each outstanding share of common stock, par value $0.001 per share, the stockholders received $45,580 principal amount of SmarTalk's 10% Subordinated Notes due 2001, (the "Subordinated Notes"), and 4,437.6 shares of SmarTalk common stock, no par value ("SmarTalk Common Stock"). In consideration for each outstanding share of preferred stock, par value $0.001, the stockholders received $1,060 principal amount of Subordinated Notes, and 103.2 shares of SmarTalk Common Stock. The Agreement is filed as Exhibit 2.1 hereto.

         The purchase price for the stock was determined based upon arms-length negotiations between the Company, on the one hand, and the Common Stockholder and Preferred Stockholder, on the other hand. Prior to the Agreement, there was no material relationship between GTI, the Common Stockholder, or the Preferred Stockholder and the Company, any affiliates of the Company, any director or officer of the Company, or any associate of any such director or officer.

         The Company funded the Agreement by issuing approximately 2.58 million shares of SmarTalk Common Stock and an aggregate principal amount of $26.5 million in Subordinated Notes to the stockholders of GTI.

         The Company is engaged in a similar business as GTI, and intends to use GTI's assets in a substantially similar manner as used by GTI prior to the agreement, and operate GTI as a wholly-owned subsidiary of the Company.

         In addition, on June 2, 1997, the Company issued a press release announcing the consummation of the transactions contemplated by the Agreement, which press release is filed as Exhibit 99.1 hereto.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired

                  The required financial statements will be filed no later than August 15, 1997.

         (b)      Pro Forma Financial Information

                  The required pro forma financial information will be filed no later than August 15, 1997.











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         (c)      Exhibits

                  2.1 Stock Purchase Agreement, dated as of May 31, 1997, by and among SmarTalk TeleServices, Inc., GTI Telecom, Inc., Waterton Investment Group I, LLC, and William R. Harger (without schedules)/1/.

                  4.1 Form of SmarTalk TeleServices, Inc. 10% Subordinated Note Due 2001.

                  4.2      Registration Rights Agreement.

                  99.1 Press Release, dated June 2, 1997, of SmarTalk TeleServices, Inc.

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/1/   SmarTalk shall supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.











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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      SMARTALK TELESERVICES, INC.
                                      (Registrant)


                                      By:  /s/ ERICH L. SPANGENBERG
                                           ---------------------------------
                                           Erich L. Spangenberg
                                           President and Chief
                                           Operating Officer


Date:  June 12, 1997














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                                  EXHIBIT INDEX


Number   Subject Matter

2.1 Stock Purchase Agreement, dated as of May 31, 1997, by and among SmarTalk TeleServices, Inc., GTI Telecom, Inc., Waterton Investment Group I, LLC, and William R. Harger (without schedules)/1/.

4.1      Form of SmarTalk TeleServices, Inc. 10% Subordinated Note Due 2001.

4.2      Registration Rights Agreement.

99.1     Press release, dated June 2, 1997, of SmarTalk TeleServices, Inc.

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/1/   SmarTalk shall supplementally furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.
















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